EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


WE HEREBY CONSENT TO THE USE IN THIS REGISTRATION STATEMENT ON AMENDMENT NO. 4 TO FORM SB-2 OF OUR REPORT DATED FEBRUARY 13, 2002, EXCEPT FOR NOTE 10 AS TO WHICH THE DATE IS JUNE 18, 2002, RELATING TO THE FINANCIAL STATEMENTS OF CYCO.NET, INC. AS OF DECEMBER 31, 2001 AND THE REFERENCE TO OUR FIRM AS EXPERTS IN THE REGISTRATION STATEMENT.




/S/ STARK WINTER SCHENKEIN & CO., LLP
-------------------------------------
STARK WINTER SCHENKEIN & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS


JULY 11, 2002
DENVER, COLORADO